EXHIBIT 99.1

Telefax

Von: Prof. Dr. Ernst Biekert Weinheimer StraBe 21 67117 Limburgerhof Tel. 0 62 36/84 68 Fax 0 62 36/87 08	An: Dr. Phillip Frost Chairman of the Board & CEO Fax: 001-305-575-6016 Miami Daturn: 20th of March, 2005

Dear Phillip,

As you know, I celebrated my 80th birthday in September of last year. And as I have mentioned to you a number of times, I think the time has come to retire from the Board of IVAX Corp.

I hereby confirm in writing, that I will not be standing for reelection at the coming shareholders meeting.

I would like to take this opportunity to express that my feelings towards you and the Corporation remain as strong as ever.

With my warmest regards,